**UNITED MIZRAHI BANK LTD., SHALMA BRANCH**
**96 SHALMA ROAD, TEL AVIV**
**Telephone 03-6833136 Fax 03-6815738**

20.09.2005

Nisko Projects Electronics and Communications (1990) Ltd.
2a Habarzel Street, Tel Aviv

Re: **Nisko Projects Electronics and Communications (1990) Ltd. guarantee in favour of Ipoint Media Ltd.**

We hereby confirm that the unlimited guarantee in an amount to secure any debt, dated 23.05.2004, which was signed by you in favour of the company Ipoint Media Ltd., Private Company 513098954, was cancelled by us on 16.08.2005 at your request and with the agreement of the company Ipoint Media Ltd.

On 16.08.2005 you signed a limited guarantee in an amount to secure any debt in the sum of NIS 7,000,000 (linked to the index), to secure existing and future debts of the company Ipoint Media Ltd. to the bank.

Yours faithfully

United Mizrahi Bank
Shalma Branch

(stamp of Tanya Tchershansky and signature)
(stamp of United Mizrahi Bank, Shalma Branch, 96 Shalma Road, Tel Aviv)